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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    ---------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------
                              THE CATO CORPORATION
             (Exact name of registrant, as specified in its charter)

             DELAWARE                                    56-0484485
  (State or other jurisdiction of                     (I.R.S. Employer
  incorporation or organization)                    Identification No.)

                                8100 Denmark Road
                      Charlotte, North Carolina 28273-5975
                                 (704) 554-8510
                    (Address of principal executive offices)
                                  -------------

                              THE CATO CORPORATION
                        1999 INCENTIVE COMPENSATION PLAN
                            (Full title of the plan)

                                  -------------
                                MICHAEL O. MOORE
                            Executive Vice President
                           Chief Financial Officer and
                                    Secretary
                              The Cato Corporation
                                8100 Denmark Road
                      Charlotte, North Carolina 28273-5975
                     (Name and address of agent for service)
                                 (704) 554-8510
          (Telephone number, including area code, of agent for service)
                                  -------------
                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
 Title of securities to      Amount to be    Proposed maximum offering       Proposed maximum           Amount of
      be registered           registered           price per unit        aggregate offering price    registration fee
-------------------------- ----------------- --------------------------- -------------------------  -------------------
Class A and Class B           1,000,000             $10.625 (1)              $10,625,000 (1)              $2,805
Common Stock, par value
$0.03 1/3 (including
rights to purchase
Common Stock)
=======================================================================================================================

(1) In accordance with Rule 457(h)(1) of Regulation C, the proposed maximum offering price per unit is computed on the basis of the average of the high and low prices on the NASDAQ National Market System on January 31, 2000.
--------------------------------------------------------------------------------


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                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1.       PLAN INFORMATION.

              Omitted pursuant to the instructions and provisions of Form S-8.


ITEM 2.       REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

              Omitted pursuant to the instructions and provisions of Form S-8.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE

              The following documents filed with the Securities and Exchange Commission (the "Commission") by The Cato Corporation (the "Registrant") are incorporated by reference in this Registration Statement:

              (a) The Registrant's annual report on Form 10-K for the fiscal year ended January 30, 1999;

              (b) The Registrant's quarterly reports on Form 10-Q for the quarters ended May 1, 1999, July 31, 1999 and October 30, 1999;

              (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, as amended; and

              (d) All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold from the date of filing such documents with the Commission.

              Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document (which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.



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ITEM 4.       DESCRIPTION OF SECURITIES.

              Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

              Not applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

              Section 145(a) of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

              Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

              Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.




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              Section 102(b)(7) of the General Corporation Law provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of members of its board of directors or governing body for breach of a director's fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty.

              The Company's Certificate of Incorporation eliminates, to the fullest extent permitted by Delaware law, liability of a director to the Company or its stockholders for monetary damages for a breach of such director's fiduciary duty of care. In addition, a director is not relieved of his or her responsibilities under any other law, including the federal securities laws.

              The Cato Corporation 1999 Incentive Corporation Plan provides that no member of the Committee that administers the Plan will be liable for any action or decision made in good faith relating to the Plan or any award thereunder.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

              Not applicable.

ITEM 8.       EXHIBITS.

              See the Exhibit Index on page 8.

ITEM 9.       UNDERTAKINGS.

              (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
              Statement:

                      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                      (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to




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                            Rule 424(b) if, in the aggregate, the changes in
                            volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                      (iii) to include any material information with respect to
                            the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) The undersigned Registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina on January 14, 2000.



                                    THE CATO CORPORATION


                                    By:      /s/ MICHAEL O. MOORE
                                             ----------------------------------
                                             Michael O. Moore
                                             Executive Vice President
                                             and Chief Financial Officer


                                POWER OF ATTORNEY

         Each undersigned and director and officer of The Cato Corporation hereby constitutes and appoints Michael O. Moore and John P. Derham Cato, and each of them, with full power of substitution and resubstitution, his true and lawful attorneys-in-fact and agents, for him and his name, place, and stead, in any and all capacities, to sign on his behalf any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to de done in and about the premises as fully as to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that such attorneys-in-fact or agents, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                        SIGNATURE                                        TITLE                              DATE
                        ---------                                        -----                              ----

  /s/ JOHN P. DERHAM CATO                                 President and Chief Executive          January 14, 2000
  ----------------------------------                      Officer (principal executive
  John P. Derham Cato                                     officer) and Director




                             (Signatures Continued)





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

                        SIGNATURE                                      TITLE                       DATE
                        ---------                                      -----                       ----

   /s/ MICHAEL O. MOORE                                   Executive Vice President and Chief     January 14, 2000
  --------------------------------------------            Financial Officer (principal
  Michael O. Moore                                        financial officer and principal
                                                          accounting officer)

  /s/ WAYLAND H. CATO, JR.                                Chairman of the Board and Director     January 14, 2000
  --------------------------------------------
  Wayland H. Cato, Jr.


  /s/ EDGAR T. CATO                                       Director                               January 14, 2000
  --------------------------------------------
  Edgar T. Cato


  /s/ HOWARD A. SEVERSON                                  Director                               January 14, 2000
  --------------------------------------------
  Howard A. Severson


  /s/ ROBERT W. BRADSHAW, JR.                             Director                               January 14, 2000
  --------------------------------------------
  Robert W. Bradshaw, Jr.


  /s/ GRANT L. HAMRICK                                    Director                               January 14, 2000
  --------------------------------------------
  Grant L. Hamrick


  /s/ THOMAS E. CATO                                      Director                               January 14, 2000
  --------------------------------------------
  Thomas E. Cato


  /s/ CLARICE CATO GOODYEAR                               Director                               January 14, 2000
  --------------------------------------------
  Clarice Cato Goodyear


  /s/ GEORGE S. CURRIN                                    Director                               January 14, 2000
  --------------------------------------------
  George S. Currin


  /s/ PAUL FULTON                                         Director                               January 14, 2000
  --------------------------------------------
  Paul Fulton


  /s/ JAMES H. SHAW                                       Director                               January 19, 2000
  --------------------------------------------
  James H. Shaw


  /s/ A. F. SLOAN                                         Director                               January 14, 2000
  --------------------------------------------
  A. F. Sloan




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                                  EXHIBIT INDEX


     EXHIBIT NUMBER                                     DESCRIPTION
     --------------                                     -----------

            4.1            The Registrant's Certificate of Incorporation

            4.2            The Registrant's Bylaws

            4.3            The Cato Corporation 1999 Incentive Corporation Plan

            5.1            Opinion of Robinson, Bradshaw & Hinson, P.A.

           23.1            Consent of Robinson, Bradshaw & Hinson, P.A. (included in Exhibit 5.1)

           23.2            Consent of Deloitte & Touche LLP

           24              Form of Power of Attorney  (included  in the  signature  pages to this registration statement)







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